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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported)    JULY 7, 2006 (JULY 6, 2006)
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                          PRIMEDEX HEALTH SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
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                 (State or Other Jurisdiction of Incorporation)

           0-19019                                         13-3326724
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  (Commission File Number)                     (IRS Employer Identification No.)


               1510 COTNER AVENUE
             LOS ANGELES, CALIFORNIA                           90025
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      (Address of Principal Executive Offices)               (Zip Code)

                                 (310) 478-7808
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2006, Primedex Health Systems, Inc., a New York corporation ("Primedex"), entered into a definitive agreement and plan of merger (the "Merger Agreement") with PR Acquisition Corporation, a Delaware corporation and indirect wholly owned subsidiary of Primedex, Radnet Management, Inc., a California corporation, a direct wholly owned subsidiary of Primedex and sole stockholder of PR Acquisition Corporation, and Radiologix, Inc., a Delaware corporation ("Radiologix"), pursuant to which PR Acquisition Corporation will merge with and into Radiologix (the "Merger"), whereupon PR Acquisition Corporation will cease to exist and Radiologix will become an indirect wholly owned subsidiary of Primedex.

Under the terms of the Merger Agreement, which have been approved by each company's Board of Directors, Radiologix shareholders will receive an aggregate consideration of 22,621,922 shares of Primedex and $42,950,000 in cash (cash and stock together, the "Merger Consideration"). Based upon the July 6 closing price of Primedex common stock of $1.75, each Radiologix shareholder would receive $1.84 in cash for each Radiologix share, plus one share of Primedex common stock for total consideration valued at $3.59. Based upon the July 6 closing price of Primedex common stock of $1.75, Radiologix shareholders will collectively own approximately 33% of the Primedex shares on a fully diluted basis. The Merger Agreement also provides Primedex the option to elect to reduce the share consideration by up to 3.5 million shares and to increase the cash consideration by $2 per share for those shares.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, each issued and outstanding share of Radiologix's common stock, other than shares owned by stockholders who are entitled to and who properly exercise dissenters' rights under applicable law, will be cancelled and converted automatically into the right to receive the per share Merger Consideration. Holders of options exercisable for Radiologix common stock, whose exercise price is less than the value of the per share merger consideration, will receive for each share subject to such options an amount in cash out of the aggregate Merger Consideration equal to the difference between the value of the per share merger consideration and the exercise price of their options.

The Merger Agreement contains certain termination rights for both Primedex and Radiologix and provides that upon termination of the Merger Agreement under specified circumstances, either Radiologix or Primedex may be required to reimburse the other for its out-of-pocket expenses in connection with the Merger in an aggregate amount of up to $1 million. The Merger Agreement further provides that upon termination of the Merger Agreement under specified circumstances Radiologix may be required to pay Primedex a termination fee of $3 million.

As a material inducement to the willingness of Primedex to enter into the Merger Agreement, simultaneously with the execution of the Merger Agreement, a certain stockholder of Radiologix is entering into a voting agreement with Primedex to vote its shares of Radiologix in favor of the Merger and against any proposal made in opposition to or in competition with the Merger.

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The Merger is expected to be completed in the second half of 2006, subject to regulatory approvals, the approvals of Primedex's and Radiologix's stockholders, as well as other customary closing conditions. Primedex has filed a copy of the Merger Agreement as Exhibit 2.1 to this current report on Form 8-K. You are encouraged to read the Merger Agreement for a more complete understanding of the transaction. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.


Additional Information and Where to Find It

This current report on Form 8-K may be deemed to be solicitation material in respect of the proposed Merger of Radiologix and Primedex. In connection with the proposed Merger, Primedex intends to file a registration statement, including a joint proxy statement of Primedex and Radiologix, and other materials with the Securities and Exchange Commission ("SEC"). INVESTORS AND SECURITY HOLDERS OF RADIOLOGIX AND PRIMEDEX ARE ADVISED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the registration statement and proxy statement when they become available, and other documents filed by Primedex and Radiologix with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of Primedex's filings may be obtained by directing a request to Primedex Health Systems, Inc., 1510 Cotner Avenue, Los Angeles, California 90025, Attention: Secretary, or by visiting the Primedex website at http://www.radnetonline.com. Free copies of Radiologix's filings may be obtained by directing a request to Radiologix, Inc., 3600 JP Morgan Chase Tower, 2200 Ross Avenue, Dallas, Texas, 75201, Attention: Secretary, or by visiting the Radiologix website at http://www.radiologix.com.

Primedex, Radiologix and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Primedex's and Radiologix's stockholders in favor of the proposed Merger. Information regarding Primedex's directors and executive officers is available in Primedex's most recent annual report on Form 10-K, which was filed with the SEC on February 14, 2006. Information regarding Radiologix's directors and executive officers is available in Radiologix's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 21, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this current report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Merger Agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include, among others: the result of the review of the proposed transactions by various regulatory agencies; approval of the Merger by the stockholders of Radiologix and the stockholders of Primedex; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in Primedex's and Radiologix's respective reports filed with the SEC, including each company's annual report on Form 10-K for the year ended December 31, 2005 in the case of Radiologix and October 31, 2005 in the case of Primedex, and Primedex's Quarterly Reports on Form 10-Q for the quarters ended January 31, 2006 and April 30, 2006. This current report on Form 8-K speaks only as of its date, and Primedex disclaims any duty to update the information herein.

Item 7.01  Regulation FD Disclosure.

On July 7, 2006, Primedex and Radiologix issued jointly a press release in which they announced that they had entered into a definitive Agreement and Plan of Merger pursuant to which Primedex will acquire Radiologix. A copy of the press release is attached hereto as Exhibit 99.1. Neither the information in Section
7.01 of this Form 8-K nor the information in the press release shall be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1 Agreement and Plan of Merger, dated July 6, 2006, by and among Primedex Health Systems, Inc., PR Acquisition Corporation, Radnet Management, Inc. and Radiologix, Inc. (Certain schedules and exhibits have been omitted and Primedex agrees to furnish to the Commission supplementally a copy of any omitted schedules and exhibits upon request.)

99.1 Press Release issued jointly by Primedex Health Systems, Inc. and Radiologix, Inc., dated July 7, 2006.

                                    * * * * *


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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PRIMEDEX HEALTH SYSTEMS, INC.


Date:  July 7, 2006                         By: /S/ HOWARD G. BERGER, M.D.
                                                --------------------------------
                                                Howard G. Berger, M.D.
                                                President


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                                  Exhibit Index
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Exhibit No.                                    Description
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2.1      Agreement and Plan of Merger, dated July 6, 2006, by and among Primedex
Health Systems, Inc., PR Acquisition Corporation, Radnet Management, Inc. and Radiologix, Inc. (Certain schedules and exhibits have been omitted and Primedex agrees to furnish to the Commission supplementally a copy of any omitted schedules and exhibits upon request.)

99.1 Press Release issued jointly by Primedex Health Systems, Inc. and Radiologix, Inc., dated July 7, 2006.


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